Exhibit 10.19

Execution Version

ANGEL STUDIOS, INC.

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is made and entered into as of [●], 2025, by and between Angel Studios, Inc., a Delaware corporation (the “Company”), and [NAME], a stockholder of the Company (“Key Operator”).

R E C I T A L S

A.Reference is made to that certain Agreement and Plan of Merger dated as of November 14, 2025 by and among the Company, Angel Tuttle Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Tuttle Twins Show, LLC, a Utah limited liability company (the “TTS”), Daniel Harmon, as Unitholder Representative, and the other parties thereto (the “Merger Agreement”).
B.Upon the consummation of the transactions contemplated by the Merger Agreement, Key Operator shall receive [●] shares (the “Shares”) of Class A Common Stock of the Company (“Common Stock”) as described in the Merger Agreement.
C.In connection with the transactions contemplated by this Agreement and the Merger Agreement, Key Operator and the Company will enter into a Consulting Agreement governing the services Key Operator will provide to the Company as an independent contractor (the “Consulting Agreement”).
D.To induce the Company to enter into and consummate the transactions set forth in the Merger Agreement, Key Operator agrees to subject [●]1 Shares (the “Performance Shares”) to the restrictions set forth herein.
E.In furtherance of the foregoing and in consideration of the mutual promises herein contained, the Company and Key Operator agree as follows:
1.Condition Precedent. The terms, restrictions and obligations of the parties set forth in this Agreement are subject to and conditioned upon the consummation of the Merger (as defined in the Merger Agreement) and shall only become effective and binding on the parties as of the Closing (as defined in the Merger Agreement).
2.	Restriction on Performance Shares.
2.1.Forfeiture Obligation; Release.
a.Forfeiture Obligation. Subject to the conditions set forth in Section 3, to the extent that Merger Sub fails to achieve the performance metrics described on Exhibit A, Key Operator shall forfeit the applicable number of Performance Shares described therein (the “Forfeiture Obligation”).
b.Forfeiture; Release. The Performance Shares shall be released from the Forfeiture Obligation upon achieving the performance metrics described on Exhibit A (each such event, an “Event of Release”) or shall be forfeited upon failure to achieve such metrics (each such event, an “Event of Forfeiture”) in accordance with the terms set forth on Exhibit A. If, at any time prior to the release or forfeiture of all Performance Shares pursuant to the terms hereof, (i) Key Operator terminates his, her or its

1 To equal 25% of the Shares.

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status as a Service Provider, or (ii) the Company terminates Key Operator’s status as a Service Provider for Cause, all Unreleased Shares shall be deemed to be automatically (without any act on the part of Key Operator) forfeited in their entirety. Notwithstanding the foregoing, if at any time prior to the release or forfeiture of all Performance Shares pursuant to the terms hereof, Company terminates Key Operator’s status as a Service Provider without Cause, the Unreleased Shares shall not be forfeited and shall continue to be released or forfeited in accordance with the terms of this Agreement.
c.Key Operator Notice. As soon as practicable following last day of the month following the month in which the final episode of Season 4 of Tuttle Twins is released to the public (the period between the date hereof and such date, the “Performance Period”), the Company shall provide a written notice to Key Operator describing each occurrence of an Event of Forfeiture or an Event of Release, as applicable, that took place during the Performance Period (such notice, a “Key Operator Notice”), which shall describe each such Event of Forfeiture or Event of Release in reasonable detail, including the number of Performance Shares to be forfeited or to be released from the Forfeiture Obligation, as applicable. Any forfeiture of Performance Shares by Key Operator pursuant to this Agreement shall be held by the Company subject to the twelve (12) month waiting period and cumulative “break even” revenue target set forth in the waiver provision of Exhibit A.
d.Cancellation; No Consideration. Any Performance Shares forfeited pursuant to the Forfeiture Obligation shall be held by the Company subject to the twelve (12) month waiting period and cumulative “break even” revenue target set forth in the waiver provision of Exhibit A.  In the event the conditions of the waiver provision are not met, the forfeited shares shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore. Key Operator shall have the right to receive written notice of the Company's determination regarding the waiver provision within thirty (30) days of the end of the twelve (12) month waiting period, including documentation supporting the revenue calculations.
2.2.Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws, Key Operator shall not assign, encumber or dispose of any interest in the Performance Shares while the Performance Shares are subject to the Forfeiture Obligation.  After any Performance Shares have been released from the Forfeiture Obligation, Key Operator shall not assign, encumber or dispose of any interest in such Performance Shares except in compliance with the provisions of this Agreement, the transfer restrictions set forth in the Company’s Bylaws and applicable securities laws.
2.3.Adjustments. In the event of any stock dividend, stock split, reverse stock split or recapitalization of the Company’s Common Stock occurring after the date hereof, the total number of then Unreleased Shares and the number of Unreleased Shares that will be released from the Forfeiture Obligation on each subsequent Event of Release shall automatically be adjusted to appropriately reflect the effect of such stock dividend, stock split, reverse stock split or recapitalization of the Company’s Common Stock.
2.4.Definitions.
a.“Cause” shall mean a termination by the Company for one or more of the following reasons: (a) Key Operator’s repeated and willful failure to satisfactorily perform Key Operator’s obligations  under the Consulting Agreement after thirty (30) days written notice specifying such deficiency in reasonable detail and an opportunity to cure (of at least fifteen (15) business days); (b) Key Operator’s commission of an act of misconduct or dishonesty that materially injures the business, business reputation or business relationships of the Company; (c) Key Operator’s conviction of, or pleading guilty or nolo contendere to, a felony; (d) Key Operator’s commission of any act of fraud against the Company; (e) any act of personal dishonesty taken by Key Operator in connection with Key Operator’s responsibilities as an employee or independent contractor that is intended to result in substantial personal enrichment; (f) Key

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Operator’s repeated refusal or failure to follow lawful directions of the Board of Directors of the Company (the “Board”) which remains uncured after thirty days after written notice of such deficiency, excluding Board directions related to production of Tuttle Twins creative content in contravention of the Creative Constitution attached as Schedule III to that certain Intellectual Property License Agreement, dated November 13, 2025, by and between Tuttle Twins Show, LLC and The Tuttle Twins Holding Co., LLC; and (g) Key Operator’s engaging or participating in any activity which is directly competitive with or injurious to the Company or which violates any material agreement between the Company and Key Operator which remains uncured after thirty days written notice thereof.
b.“Tuttle Twins” means the animated television/streaming series titled Tuttle Twins based on the children’s books written by Connor Boyack that TTS is producing as its primary business activity.
c.“Service Provider” means a person who (i) is an employee or independent contractor of the Company or any parent or subsidiary of the Company, or (ii) is engaged by the Company to render showrunner, production, consulting or advisory services to the Company or any parent or subsidiary of the Company; provided that, in each case, Key Operator may qualify as a Service Provider of the Company only so long as Key Operator is either dedicating substantially all of Key Operator’s professional time to the Company or is dedicating sufficient time to the Company to develop and produce Tuttle Twins episodes in the ordinary course. The parties acknowledge that Key Operator may engage in other creative projects for which Key Operator may receive compensation if such projects do not interfere with Key Operator’s work on Tuttle Twins and Key Operator remains in compliance with the provisions of Section 4 of this Agreement.
d.“Unreleased Shares” means any Performance Shares that have not yet been released from the Forfeiture Obligation pursuant to Section 1.2.
3.Forfeiture Obligation Conditions. For any Season of Tuttle Twins, the number of Performance Shares that are subject to forfeiture under Section 2.1 shall be reduced in accordance with Exhibit A if either of the following conditions is not satisfied:
3.1.Production Payments. Payment of the production financing amounts by the Company to Merger Sub will be made in the amounts set forth on Exhibit B (the “Production Payments”).

3.2.Creative Constitution. The Company will adhere to the creative constitution for Tuttle Twins set forth on Exhibit C (the “Creative Constitution”) in its production and distribution of Tuttle Twins.

3.3.Cure Period. Notwithstanding the foregoing, in order for the Performance Shares to be reduced in accordance with Exhibit A, (a) Key Operator must first provide written notice to the Company of its failure to satisfy any of the conditions set forth in this Section 3; and (b) the Company shall have a period of at least 30 days following receipt of such written notice during which it may remedy such failure (the “Cure Period”).

4.	Restrictive Covenants.
4.1.Non-Competition.  As a material inducement to the Company to enter into and perform its obligations under the Merger Agreement and to contract with Key Operator as an independent contractor of the Company or its Affiliates, during the Restriction Period (as defined below), Key Operator agrees not to (whether as an owner, operator, manager, employee, consultant, advisor, representative or otherwise), directly or indirectly (including through a subsidiary or a controlled Affiliate, the Company and its

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Subsidiaries excepted), own, operate, manage, control, engage in, participate in, invest in, permit his, her or its name to be used by, act as consultant or advisor to, or render services for (alone or in association with any Person), any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise which directly or indirectly engages or proposes to (i) engage in any business competitive with TTS or the Company in the Territory (as defined below), specifically limited to, with respect to TTS, animated children's educational content based on libertarian principles similar to Tuttle Twins, or (ii) any digital media distribution service competitive with the Company; provided that (x) passive ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be an act prohibited by this Section 4.1, so long as Key Operator does not have any active participation in the business of such corporation; and (ii) Key Operator may engage in any other creative, production, consulting, or business activities in the film, television, media, and entertainment industries that do not directly compete with TTS or the Company, including but not limited to other animated content, live-action content, documentaries, or content targeting different audiences or subject matters.  The term “Restriction Period” means the period beginning on the Closing Date and ending on the later of (a) the 3rd anniversary of the Closing Date, (b) twelve (12) months after the date Key Operator no longer owns any Shares and (c) twelve (12) months after the date Key Operator is no longer employed or contracted by the Company or its Affiliates.  The term “Territory” means each State and each country (including the United States) in which TTS and the Company have conducted business within the prior five (5) years.

4.2.Non-Solicitation. Key Operator agrees that, during the Restriction Period, Key Operator shall not directly or indirectly through another Person (a) induce or attempt to induce any employee of TTS, the Company or their Subsidiaries to leave the employ of TTS, the Company or their Subsidiaries, or in any way interfere with the relationship between TTS, the Company or their Subsidiaries and any employee thereof, or (b) call on, solicit or service any supplier, vendor, licensee, licensor, franchisee or other business relation of TTS, the Company or their Subsidiaries for any business that competes with TTS, the Company or their Subsidiaries in the Territory, or in any way interferes with the relationship between any such supplier, vendor, licensee, licensor, franchisee or business relation and TTS, the Company or their Subsidiaries (including inducing such Person to cease doing business with TTS, the Company or their Subsidiaries or making any negative statements or communications about TTS, the Company or their Subsidiaries or Affiliates).  For the avoidance of doubt, this Section 4.2 shall not apply with respect to Persons whose employment is solicited or procured through newspaper ads or through general advertisement in a broad-based search (and not for the purpose of circumventing this Section 4.2).

4.3.Blue Pencil Doctrine. If the final, non-appealable judgment of a court of competent jurisdiction declares that any term or provision of this Section 4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

4.4.Injunctive Relief. Key Operator recognizes and affirms that in the event of a material breach by Key Operator of any of the provisions of this Section 4, money damages would be inadequate and the Company would have no adequate remedy at law.  Accordingly, Key Operator agrees that the Company shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Key Operator’s obligations under this Section 4 not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 4 (including the extension of the Restriction Period by a period equal to (i) the length of the violation of this Section 4 plus (ii) the length of any court proceedings necessary to stop such violation) without the need to post any bond or prove any damages.  In the event of a material breach or violation by Key Operator of any of the provisions of this Section 4, the Restriction Period with respect to Key Operator

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shall be automatically extended for a period of time equal to the period of time such breach or violation existed and continued.

5.	General Provisions.
5.1.Escrow. As security for the faithful performance of this Agreement, Key Operator agrees to immediately deliver all certificate(s) evidencing the Unreleased Shares, together with a stock power for each certificate in the form of Exhibit D attached hereto, or such comparable instrument as the Company reasonably may request, executed by Key Operator (with the transferee, date, certificate number and number of shares left blank), to the Secretary of the Company or the Secretary’s designee (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such transfers, forfeitures and releases of such Unreleased Shares as are in accordance with this Agreement.  Each party hereto agrees that the Escrow Holder (a) is an intended third party beneficiary of this Section 5.1, (b) will not be liable to any party to this Agreement (or to any other party) for any actions or omissions except for willful misconduct in violation of this Agreement and (c) may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court or arbitrator of competent jurisdiction with respect to the transactions contemplated herein.  The Unreleased Shares will be released from escrow (a) to the extent requested in writing by Key Operator, as and when such Unreleased Shares are released from the Forfeiture Obligation; and (b) in any event, upon termination of the Forfeiture Obligation.
5.2.Complementary Agreements. This Agreement shall operate in conjunction with the Merger Agreement.
5.3.Independent Contractor Status. Key Operator's relationship with the Company is that of an independent contractor and nothing in this Agreement shall be construed to create an employment relationship between Key Operator and the Company.
5.4.Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
5.5.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.
5.6.Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by express courier.  All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto.

5.7.Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.8.Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.
5.9.Amendments and Waivers. This Agreement may be amended only by a written agreement executed by each of Key Operator and the Company, which amendment shall have been approved by the Board.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
5.10.Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
5.11.Entire Agreement. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
5.12.Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including (without limitation) the determination of the scope or applicability of this agreement to arbitrate, shall be determined by confidential and binding arbitration in Salt Lake City, Utah, before one neutral arbitrator, who shall be a retired judge.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.  The parties hereby consent to exclusive jurisdiction and venue in Salt Lake City, Utah, for any action relating to provisional remedies in aid of arbitration. The judgment of the arbitrator shall be final and non-appealable.
5.13.Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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5.14.Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
5.15.Tax Matters. Key Operator represents and warrants that Key Operator has reviewed or has had the opportunity to review with Key Operator’s own tax and other advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement.  Key Operator represents and warrants that Key Operator is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Key Operator understands that Key Operator (and not the Company) shall be responsible for any tax liability related to Key Operator that may arise as a result of the transactions contemplated by this Agreement.  A form for an election under Section 83(b) of the Internal Revenue Code is attached hereto as Exhibit E.  The election must be made, if at all, within 30 days of the date of the Closing.  Key  Operator understands and agrees that Key Operator is solely responsible for consulting with Key Operator’s tax and other advisors to determine, among other things, the tax consequences of the transactions contemplated by this Agreement, whether a Section 83(b) election can be made under the circumstances, the advantages and disadvantages of filing the Section 83(b) election, the value of the Unreleased Shares to declare on the Section 83(b) election, and the proper form for making the Section 83(b) election.  Key Operator understands and agrees that the decision to make the election and the filing of such election is Key Operator’s sole responsibility, and not the Company’s, even if Key Operator requests the Company or its representatives to make this filing on Key Operator’s behalf.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

Angel Studios, Inc.

By: ___________________________________

Name: _________________________________

Title: __________________________________

Address:

STOCKHOLDER:

______________________________________
Name:

Address:

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EXHIBIT A

PERFORMANCE METRICS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT B

PRODUCTION PAYMENTS

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT C

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT D

SECTION 83(b) ELECTION

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

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